C1234567890

2473087

INCORPORATED UNDER THE ONTARIO BUSINESS CORPORATIONS ACT

Number

ZQ 123456

WESTERN GOLDFIELDS INC.

Shares

*****0*********

******0********

*******0*******

********0******

*********0*****

THIS CERTIFIES THAT

SPECIMEN

CUSIP 95828P 20 3

ISIN CA 95828P2035

SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered holder of

ZERO

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

WESTERN GOLDFIELDS INC.

transferable on the books of the Company only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated:

President and Chief Executive Officer

Chief Financial Officer

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, INC.
(GOLDEN)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(TORONTO)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Toronto, ON or at the offices of Computershare Trust Company, Inc. in Golden, CO.

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

* Please insert Social Insurance, Tax Identification, or other identifying number of transferee.

For value received the undersigned hereby sells, assigns and transfers unto

____

Insert name and address of transferee

____

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ the attorney

of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED: ____________________ ____________________ ____________________

Signature of Shareholder Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare's Privacy Notice:
In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

UNTIL THE SEPARATION TIME (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW), THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE COMPANY'S RIGHTS AGREEMENT, MADE AS OF JUNE 29, 2007 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE AMENDED OR REDEEMED, MAY EXPIRE, MAY BECOME VOID (IF, IN CERTAIN CIRCUMSTANCES, THEY ARE "BENEFICIALLY OWNED" BY A "PERSON" WHO IS OR BECOMES AN "ACQUIRING PERSON" OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH AN ACQUIRING PERSON OR WITH AN "AFFILIATE" OR "ASSOCIATE" OF AN "ACQUIRING PERSON", AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT, OR A TRANSFEREE THEREOF), OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND MAY NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL OR ARRANGE FOR THE MAILING OF A COPY OF THE RIGHTS AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE WITHIN FIVE DAYS AFTER THE RECEIPT OF A WRITTEN REQUEST THEREFORE.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ. NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

